Exhibit 10.1

AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

Borrowers:	SELECTICA, INC. 2121 South El Camino Real, Suite 1000 San Mateo, California 94403	Lender:	BRIDGE BANK, National Association 55 Almaden Boulevard, Suite 100 San Jose, CA 95113
SELECTICA SOURCING INC. 2121 South El Camino Real, Suite 1000 San Mateo, California 94403

This BUSINESS FINANCING AGREEMENT, dated as of July 25, 2014, is made and entered into between BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”), on the one hand, and SELECTICA, INC., a Delaware corporation (“Parent”), and SELECTICA SOURCING INC., a Delaware corporation (“Sourcing”) (Parent and Sourcing are sometimes collectively referred to herein as “Borrowers” and each individually as a “Borrower”), on the other hand, with reference to the following facts:

A.     Parent and Lender previously entered into that certain Business Loan Agreement, dated as of September 27, 2011 (as amended to date, the “Prior Agreement”), pursuant to which Lender has been providing financing to Borrowers, upon the terms and conditions set forth therein.

B.     Borrowers and Lender desire to amend and restate the Prior Agreement in its entirety in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement, Borrowers and Lender hereby agree as follows:

1.	REVOLVING CREDIT LINE.

1.1	Advances.

(a)

ABL Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make ABL Advances to Borrowers not exceeding the ABL Credit Limit or the Borrowing Base, whichever is less; provided that in no event shall Lender be obligated to make any ABL Advance that results in an Overadvance or while any Overadvance is outstanding.

(b)

Cash-Secured Advances. Subject to the terms and conditions of this Agreement, from the date on which this Agreement becomes effective until the Maturity Date, Lender will make Cash-Secured Advances to Borrowers not exceeding the Cash-Secured Credit Limit; provided that in no event shall Lender be obligated to make any Cash-Secured Advance unless the Cash Collateral is on deposit with Lender and subject to Lender’s first priority perfected security interest..

(c)

Revolving Advances. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. It shall be a condition to each Advance that (a) an Advance Request acceptable to Lender has been received by Lender, (b) all of the representations and warranties set forth in Section 3 are true and correct on the date of such Advance as though made at and as of each such date, and (c) no Default has occurred and is continuing, or would result from such Advance.

1.2

Advance Requests. Borrowers may request that Lender make an Advance by delivering to Lender an Advance Request therefor and Lender shall be entitled to rely on all the information provided by Borrowers to Lender on or with the Advance Request. The Lender may honor Advance Requests, instructions or repayments given by any Authorized Person.

1.3

Due Diligence. Lender may audit each Borrower’s Receivables and any and all records pertaining to the Collateral, at any time and from time to time at Lender’s sole discretion (but no more frequently than annually unless an Event of Default has occurred and is continuing), and at Borrowers’ expense (not to exceed $5,000 per year unless an Event of Default has occurred and is continuing). Lender may at any time and from time to time contact Account Debtors and other persons obligated or knowledgeable in respect of Receivables to confirm the Receivable Amount of such Receivables, to determine whether Receivables constitute Eligible Receivables, and for any other purpose in connection with this Agreement. If any of the Collateral or Borrowers’ books or records pertaining to the Collateral are in the possession of a third party, Borrowers authorize that third party to permit Lender or its agents to have access to perform inspections or audits thereof and to respond to Lender's requests for information concerning such Collateral and records.

1.4	Collections.

(a)

Lender shall have the exclusive right to receive all Collections on all Receivables. Each Borrower shall (i) immediately notify, transfer and deliver to Lender all Collections such Borrower receives for deposit into the Collection Account, and (ii) immediately enter into a collection services agreement acceptable to Lender (the "Lockbox Agreement") pursuant to which all Collections received in the Lockbox shall be deposited into the Collection Account. Each Borrower shall use the Lockbox address as the remit to and payment address for all of such Borrower's Collections Account Debtors, and each Borrower shall instruct all Account Debtors to make payments either directly to the Lockbox for deposit by Lender directly to the Collection Account, or instruct them to deliver such payments to Lender by wire transfer, ACH, or other means as Lender may direct for deposit to the Lockbox or Collection Account. It will be considered an immediate Event of Default if this does not occur or the Lockbox is not operational within 60 days of the date of this Agreement.

(b)

At Lender's option, Lender may either (i) transfer all Collections deposited into the Collection Account to Borrower's Account, or (ii) apply the Collections deposited into the Collection Account to the outstanding Account Balance, in either case, within three business days of the date received; provided that upon the occurrence and during the continuance of any Default, Lender may apply all Collections to the Obligations in such order and manner as Lender may determine. Lender has no duty to do any act other than to apply such amounts as required above. If an item of Collections is not honored or Lender does not receive good funds for any reason, any amount previously transferred to Borrower's Account or applied to the Account Balance shall be reversed as of the date transferred or applied, as applicable, and, if applied to the Account Balance, the Finance Charge will accrue as if the Collections had not been so applied. Lender shall have, with respect to any goods related to the Receivables, all the rights and remedies of an unpaid seller under the UCC and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

1.5

Receivables Activity Report. Within 30 days after the end of each Monthly Period, Lender shall send to Borrowers a report covering the transactions for that Monthly Period, including the amount of all Advances, Collections, Adjustments, Finance Charges, and other fees and charges. The accounting shall be deemed correct and conclusive unless Borrowers make written objection to Lender within 30 days after the Lender sends the accounting to Borrowers.

1.6

Adjustments. In the event any Adjustment or dispute is asserted by any Account Debtor, Borrowers shall promptly advise Lender and shall, subject to the Lender’s approval, resolve such disputes and advise Lender of any Adjustments; provided that in no case will the aggregate Adjustments made with respect to any Receivable exceed 5% of its original Receivable Amount unless Borrowers have obtained the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

1.7

Recourse; Maturity. Advances and the other Obligations shall be with full recourse against Borrowers. On the Maturity Date, Borrowers will pay all then outstanding Advances and other Obligations to the Lender or such earlier date as shall be herein provided.

1.8

Letter of Credit Line. Subject to the terms and conditions of this Agreement, Lender hereby agrees to issue or cause an Affiliate to issue letters of credit for the account of Borrowers (each, a "Letter of Credit" and collectively, "Letters of Credit") from time to time; provided that (a) the Letter of Credit Obligations shall not at any time exceed the Letter of Credit Sublimit and (b) the Letter of Credit Obligations will be treated as ABL Advances for purposes of determining availability under the ABL Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other ABL Advances. The form and substance of each Letter of Credit shall be subject to approval by Lender, in its sole discretion. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Lender in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Each draft paid under any Letter of Credit shall be repaid by Borrowers in accordance with the provisions of the applicable Letter of Credit Agreement. No Letter of Credit shall be issued that results in an Overadvance or while any Overadvance is outstanding. Upon the Maturity Date, the amount of Letters of Credit Obligations shall be secured by unencumbered cash on terms acceptable to Lender if the term of this Agreement is not extended by Lender.

1.9

Cash Management Services. Borrowers may use availability hereunder up to the Cash Management Sublimit for Lender's cash management services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). The entire Cash Management Sublimit will be treated as an ABL Advance for purposes of determining availability under the ABL Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other ABL Advances. The Cash Management Services shall be subject to additional terms set forth in applicable cash management services agreements.

1.10

Foreign Exchange Facility. Borrowers may enter in foreign exchange forward contracts with Lender under which Borrowers commit to purchase from or sell to Lender a set amount of foreign currency more than one business day after the contract date (the "FX Forward Contracts"). The total FX Forward Contracts at any one time may not exceed 10 times the amount of the FX Sublimit. Ten percent (10%) of the amount of each outstanding FX Forward Contract shall be treated as an ABL Advance for purposes of determining availability under the ABL Credit Limit and shall decrease, on a dollar-for-dollar basis, the amount available for other ABL Advances. Lender may terminate the FX Forward Contracts if an Event of Default occurs. Each FX Forward Contract shall be subject to additional terms set forth in the applicable FX Forward Contract or other agreements executed in connection with the foreign exchange facility.

1.11	Overadvances. Upon any occurrence of an Overadvance, Borrowers shall immediately pay down the ABL Advances such that, after giving effect to such payments, no Overadvance exists.

2.	Fees and Finance Charges.

2.1

Finance Charges. Lender may, but is not required to, deduct the amount of accrued Finance Charge from Collections received by Lender. Within 10 days of each Month End, Borrower shall pay to Lender any accrued and unpaid Finance Charge as of such Month End.

2.2	Fees.

(a)	Termination Fee. In the event this Agreement is terminated on or before March 20, 2015, Borrowers shall pay Lender the Termination Fee.

(b)	Facility Fee. Borrowers shall pay the Facility Fee to Lender on March 20 of each year.

(c)	Minimum Monthly Interest. Within ten days after each Month End, Borrowers shall pay to Lender the Minimum Monthly Interest for the Monthly Period ending on such Month End.

(d)

Letter of Credit Fees. Borrowers shall pay to Lender fees upon the issuance of each Letter of Credit, upon the payment or negotiation of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Lender's standard fees and charges then in effect for such activity.

(e)	Maintenance Fee. Waived.

(f)

Cash Management and FX Forward Contract Fees. Borrowers shall pay to Lender fees in connection with the Cash Management Services and the FX Forward Contracts as determined in accordance with Lender’s standard fees and charges then in effect for such activity.

(g)	Due Diligence Fee. Borrowers shall pay the Due Diligence Fee to Lender on March 20 of each year.

3.	Representations and Warranties. Each Borrower represents and warrants:

3.1

No representation, warranty or other statement of Borrower in any certificate or written statement given to Lender contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

3.2

Such Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

3.3

The execution, delivery and performance of this Agreement has been duly authorized, and does not conflict with such Borrower’s organizational documents, nor constitute an Event of Default under any material agreement by which such Borrower is bound. Such Borrower is not in default under any agreement to which or by which it is bound, which default would reasonably be expected to have a material adverse impact on Borrower’s business.

3.4	Such Borrower has good title to the Collateral and all inventory is in all material respects of good and marketable quality, free from material defects.

3.5

Such Borrower’s name, form of organization, chief executive office, and the place where the records concerning all Receivables and Collateral are kept are set forth at the beginning of this Agreement. Such Borrower is located at its address for notices set forth in this Agreement.

3.6

If such Borrower owns, holds or has any interest in, any registered copyrights, patents or registered trademarks, and licenses of any of the foregoing, such interest has been specifically disclosed and identified to Lender in writing.

4.	Miscellaneous Provisions. Each Borrower will:

4.1

Maintain its corporate existence and good standing in its jurisdictions of incorporation and maintain its qualification in each jurisdiction necessary to such Borrower's business or operations and not merge or consolidate with or into any other business organization, or acquire all or substantially all of the capital stock or property of a third party, unless (i) any such acquired entity becomes a “borrower” under this Agreement and (ii) Lender has previously consented to the applicable transaction in writing.

4.2	Give Lender at least 30 days prior written notice of changes to its name, organization, chief executive office or location of records.

4.3

Pay all its taxes including gross payroll, withholding and sales taxes when due (except with respect to taxes not yet delinquent or any taxes being disputed in good faith by such Borrower in appropriate proceedings, and for which adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of such contest or nonpayment, no property is subject to a material risk of loss or forfeiture) and will deliver reasonably satisfactory evidence of payment to Lender if requested.

4.4	Maintain:

(a)

insurance reasonably satisfactory to Lender as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of such Borrower's properties, business interruption insurance, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for such Borrower's business. Each such policy shall provide for at least thirty (30) days prior notice to Lender of any cancellation thereof.

(b)

all risk property damage insurance policies (including without limitation windstorm coverage, and hurricane coverage as applicable) covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company reasonably acceptable to Lender and must include a lender's loss payable endorsement in favor of Lender in a form reasonably acceptable to Lender.

Upon the request of Lender, such Borrower shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

4.5	Immediately transfer and deliver to Lender all Collections such Borrower receives.

4.6	Not create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

4.7

Immediately notify Lender if such Borrower hereafter obtains any interest in any copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business.

4.8

Provide the following financial information and statements in form and content reasonably acceptable to Lender, and such additional information as reasonably requested by Lender from time to time. Lender has the right to require Borrowers to deliver financial information and statements to Lender more frequently than otherwise provided below, and to use such additional information and statements to measure any applicable financial covenants in this Agreement.

(a)

Within 120 days of Parent’s fiscal year end, the annual financial statements of Borrowers, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion reasonably satisfactory to the Lender) by a Certified Public Accountant reasonably acceptable to Lender. The statements shall be prepared on a consolidated basis.

(b)

At all times, no later than 45 days after the end of each fiscal quarter of Parent (including the last period in each fiscal year), quarterly financial statements of Borrowers, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated basis, and reviewed by a Certified Public Account acceptable to Lender.

(c)

Within 60 days after the end of each month (including the last period in each fiscal year) and no later than 15 days prior to each Advance, monthly financial statements of Borrowers, certified and dated by an authorized financial officer. The statements shall be prepared on a consolidated and consolidating basis.

(d)

Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrowers to or from Borrowers’ auditor. If no management letter is prepared, Borrowers shall, upon Lender's request, obtain a letter from such auditor stating that no deficiencies were noted that would otherwise be addressed in a management letter.

(e)	Copies of the Form 10-K Annual Report, and Form 10-Q Quarterly Report for Parent within 5 business days of the date of filing with the Securities and Exchange Commission.

(f)

Annual financial projections specifying the assumptions used in creating the projections. Annual projections shall in any case be provided to Lender no less than 30 days after the beginning of each fiscal year.

(g)

Together with each financial statement delivered pursuant to (a), (b) and (c) above, a compliance certificate of Borrowers, signed by an authorized financial officer, signed by an authorized officer, setting forth (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrowers are taking and proposes to take with respect thereto.

(h)

Within 60 days after the end of each calendar month, and no later than 15 days prior to each Advance, a borrowing base certificate, in form and substance satisfactory to Lender, setting forth Eligible Receivables and Receivable Amounts thereof as of the last day of the preceding calendar month.

(i)

Within 60 days after the end of each calendar month, and no later them 15 days prior to each Advance, a detailed aging of each Borrower’s receivables by invoice date, together with payable aging, inventory analysis, deferred revenue report (showing short term vs. long term deferred revenue), billings detail, cash collections journal, credit memo report, pipeline report, and such other matters as Lender may request.

(j)

Promptly upon Lender's request, copies of invoices, supporting purchase orders, proof-of–delivery, acceptable documentation, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to Borrowers and as to each guarantor of Borrowers’ obligations to Lender as Lender may request.

4.9

Maintain all depository and operating accounts with Lender and, in the case of any investment accounts not maintained with Lender, grant to Lender a first priority perfected security interest in and “control” (within the meaning of Section 9104 of the UCC) of such account pursuant to documentation acceptable to Lender. Notwithstanding the foregoing, Sourcing shall be permitted to maintain cash in deposit accounts other than with Lender, provided that (i) such deposit accounts are subject to a deposit account control agreement, duly executed by all parties thereto as Lender shall require to perfect and maintain perfected Lender’s security interest in such deposit accounts, all in form and substance satisfactory to Lender, and (ii) Sourcing closes such deposit accounts and transfers all funds therein to deposit accounts maintained with Lender as soon as practicable but in no event later than 180 days after the date of this Agreement.

4.10	Reserved.

4.11

Promptly provide to Lender such additional information and documents regarding the finances, properties, business or books and records of such Borrower or any guarantor or any other obligor as Lender may reasonably request.

4.12	Maintain Borrowers’ financial condition as follows in accordance with GAAP (except to the extent modified by the definitions herein):

(a)	Current Ratio not at any time less than 1.75 to 1.0, measured as of the end of each month.

5.

Security Interest. To secure the prompt payment and performance to Lender of all of the Obligations, each Borrower hereby grants to Lender a continuing security interest in the Collateral. No Borrower is authorized to sell, assign, transfer or otherwise convey any Collateral without Lender’s prior written consent, except for (a) non-exclusive licenses and similar arrangements for the use of the property of such Borrower in the ordinary course of business, other licenses that would not result in a legal transfer of title of the licensed property but that may be exclusive, or licenses or transfers under such Borrower’s source code escrow arrangements, (b) sales or disposal of surplus, worn-out or obsolete equipment or (c) transfers of other assets of any Borrower that do not in the aggregate exceed Two Hundred and Fifty Thousand Dollars ($250,000) in the aggregate for all Borrowers during any fiscal year of Parent. For the avoidance of doubt, payments of money by any Borrower for its ordinary course business expenses (such as: the payment, in each case in the ordinary course of such Borrower’s business, of: payroll, rent, debt service, accounts payable, payments to vendors or other third parties for goods provided or services rendered to or on behalf of such Borrower) shall not be considered a sale, assignment, transfer or conveyance restricted by the provisions of this Agreement. Each Borrower agrees to sign any instruments and documents reasonably requested by Lender to evidence, perfect, or protect the interests of Lender in the Collateral. Each Borrower agrees to deliver to Lender the originals of all instruments, chattel paper and documents evidencing or related to Receivables and Collateral. No Borrower shall grant or permit any lien or security in the Collateral or any interest therein other than Permitted Liens.

6.

Power of Attorney. Each Borrower irrevocably appoints Lender and its successors and as true and lawful attorney in fact, and authorizes Lender (a) to, whether or not there has been an Event of Default, (i) notify all Account Debtors with respect to the Receivables to pay Lender directly; (ii) receive and open all mail addressed to such Borrower for the purpose of collecting the Receivables; (iii) endorse such Borrower’s name on any checks or other forms of payment on the Receivables; (iv) execute on behalf of such Borrower any and all instruments, documents, financing statements and the like to perfect Lender’s interests in the Receivables and Collateral; (v) debit any Borrower’s deposit accounts maintained with Lender for any and all Obligations due under this Agreement; and (vi) do all acts and things necessary or expedient, in furtherance of any such purposes, and (b) to, upon the occurrence and during the continuance of an Event of Default, (x) demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Lender’s name or such Borrower’s name, as Lender may choose; (y) prepare, file and sign such Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; or (z) sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Receivables. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by each Borrower to Lender hereunder shall be applicable with respect to all Receivables and all Collateral.

7.	Default and Remedies.

7.1	Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.

(a)	Failure to Pay. Borrowers fail to make a payment when due under this Agreement.

(b)

Lien Priority. Lender fails to have an enforceable first lien (except for any prior liens to which Lender has consented in writing or liens with respect to Permitted Indebtedness for purchase money indebtedness (including capital leases)) on or security interest in the Collateral.

(c)

False Information. Any Borrower (or any guarantor) has given Lender any materially false or misleading information or representations or has failed to disclose any material fact relating to the subject matter of this Agreement.

(d)	Reserved.

(e)

Bankruptcy. Any Borrower (or any guarantor) files a bankruptcy petition, a bankruptcy petition is filed against any Borrower (or any guarantor) or Borrower (or any guarantor) makes a general assignment for the benefit of creditors.

(f)	Receivers. A receiver or similar official is appointed for a substantial portion of any Borrower’s (or any guarantor’s) business, or the business is terminated.

(g)

Judgments. Any judgments or arbitration awards are entered against any Borrower (or any guarantor), or any Borrower (or any guarantor) enters into any settlement agreements with respect to any litigation or arbitration and the aggregate amount of all such judgments, awards, and agreements for all Borrowers exceeds $250,000.

(h)

Material Adverse Change. A material adverse change occurs, or is reasonably likely to occur, in any Borrower’s (or any guarantor’s) business condition (financial or otherwise), operations, properties or ability to repay the credit.

(i)

Cross-default. Any default occurs under any agreement in connection with any credit any Borrower (or any guarantor) or any of any Borrower’s Affiliates has obtained from anyone else or which any Borrower (or any guarantor) or any of any Borrower’s Affiliates has guaranteed (other than trade amounts payable incurred in the ordinary course of business and not more than 60 days past due) and such default is not cured within the time period, if any, provided in such agreement.

(j)

Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement and such default is not cured within the time period, if any, provided in such agreement, or any such document is no longer in effect.

(k)

Other Agreements. Any Borrower (or any guarantor) or any of any Borrower’s Affiliates fails to meet the conditions of, or fails to perform any obligation under any other agreement any Borrower (or any guarantor) or any of any Borrower’s Affiliates has with Lender or any Affiliate of Lender and such default is not cured within the time period, if any, provided in such agreement.

(l)

Change of Control. The holders of the capital ownership of Parent as of the date hereof cease to own and control, directly and indirectly, at least 60% of the capital ownership of Parent, or Parent ceases to own and control, directly and indirectly, 100% of the capital ownership of each other Borrower.

(m)

Other Breach Under Agreement. Borrowers fail to meet the conditions of, or fails to perform any obligation under, any term of this Agreement not specifically referred to above and such default is not cured within the time period, if any, provided in such agreement.

7.2

Remedies. Upon the occurrence of an Event of Default, (1) without implying any obligation to do so, Lender may cease making Advances or extending any other financial accommodations to Borrowers; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Lender, or with respect to an Event of Default described in Section 7.1(e), automatically and without notice or demand, due and payable in full; and (3) Lender shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 6 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Receivables and all Collateral in any commercial reasonable manner.

8.

Accrual of Interest. All interest and finance charges hereunder calculated at an annual rate shall be based on a year of 360 days, which results in a higher effective rate of interest than if a year of 365 or 366 days were used. If any amount due under Section 2.2, amounts due under Section 9, and any other Obligations not otherwise bearing interest hereunder is not paid when due, such amount shall bear interest at a per annum rate equal to the Finance Charge Percentage until the earlier of (i) payment in good funds or (ii) entry of a trial judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

9.

Fees, Costs and Expenses; Indemnification. Borrowers will pay to Lender upon demand all fees, costs and expenses (including reasonable fees of attorneys and professionals and their reasonable costs and expenses) that Lender incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Lender, any Borrower or any other person) in any way relating to the Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against any Borrower or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Receivables or the Collateral, (e) collecting the Receivables and the Obligations, or (f) the representation of Lender in connection with any bankruptcy case or insolvency proceeding involving any Borrower, any Receivable, the Collateral, any Account Debtor, or any guarantor. Borrowers shall indemnify and hold Lender harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing except to the extent caused by the gross negligence or intentional misconduct of Lender.

10.	Integration, Severability Waiver, Choice of Law, FORUM AND VENUE.

10.1

This Agreement and any related security or other agreements required by this Agreement, collectively: (a) represent the sum of the understandings and agreements between Lender and Borrowers concerning this credit; (b) replace any prior oral or written agreements between Lender and Borrowers concerning this credit; and (c) are intended by Lender and Borrowers as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. If any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Lender retains all of its rights, even if it makes an Advance after a default. If Lender waives a default, it may enforce a later default. Any consent or waiver under, or amendment of, this Agreement must be in writing, and no such consent, waiver, or amendment shall imply any obligation by Lender to make any subsequent consent, waiver, or amendment.

10.2

THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA. THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA, OR, AT THE SOLE OPTION OF LENDER, IN ANY OTHER COURT IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS JURISDICTION OVER THE SUBJECT MATTER AND PARTIES IN CONTROVERSY. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION AND STIPULATES THAT THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, CALIFORNIA SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR ANY OTHER RELATED DOCUMENTS. SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST BORROWERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 11.

11.

Notices; Telephonic and Telefax Authorizations. All notices shall be given to Lender and Borrowers at the addresses or faxes set forth on the signature page of this agreement and shall be deemed to have been delivered and received: (a) if mailed, three (3) calendar days after deposited in the United States mail, first class, postage pre-paid, (b) one (1) calendar day after deposit with an overnight mail or messenger service; or (c) on the same date of confirmed transmission if sent by hand delivery, telecopy, telefax or telex. Lender may honor telephone or telefax instructions for Advances or repayments given, or purported to be given, by any one of the Authorized Persons. Borrowers will indemnify and hold Lender harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions Lender reasonably believes are made by any Authorized Person. This paragraph will survive this Agreement's termination, and will benefit Lender and its officers, employees, and agents.

12.	Definitions and Construction.

12.1	Definitions. In this Agreement:

“ABL Advance” means an advance made by Lender to Borrower under Section 1.1(a) of this Agreement.

“ABL Credit Limit” means $3,000,000, which is intended to be the maximum amount of ABL Advances at any time outstanding.

“Account Balance” means at any time the aggregate of the Advances outstanding as reflected on the records maintained by Lender, together with any past due Finance Charges thereon.

“Account Debtor” has the meaning in the California Uniform Commercial Code and includes any person liable on any Receivable, including without limitation, any guarantor of any Receivable and any issuer of a letter of credit or banker’s acceptance assuring payment thereof.

“Adjustments” means all discounts, allowances, disputes, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Receivable, but excluding any early payment discounts of less than 5%.

“Advance” means an ABL Advance or a Cash-Secured Advance.

“Advance Rate” means 80% or such greater or lesser percentage as Lender may from time to time establish in its sole discretion upon notice to Borrowers.

“Advance Request” means a writing in form and substance satisfactory to Lender and signed by an Authorized Person requesting either an ABL Advance or a Cash-Secured Advance.

“Agreement” means this Business Financing Agreement.

"Affiliate" means, as to any person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such person or entity.

“Authorized Person” means any one of the individuals authorized to sign on behalf of Borrowers, and any other individual designated by any one of such authorized signers.

"Borrowing Base" means at any time the result of (i) the Eligible Receivable Amount multiplied by the Advance Rate, minus (ii) such reserves as Lender may deem proper and necessary from time to time. Eligible Receivables owing to Sourcing shall not be included in the Borrowing Base until Lender has received an audit of Sourcing’s Receivables, with results satisfactory to Lender.

“Cash Collateral” means the sum of $4,000,000 in cash collateral in which Borrowers’ have granted to Lender a first priority perfected security interest to secure the Cash-Secured Advances and all other Obligations.

"Cash Management Sublimit" means $250,000.

“Cash-Secured Advance” means an advance made by Lender to Borrowers under Section 1.1(b) of this Agreement.

“Cash-Secured Credit Limit” means $4,000,000, which is intended to be the maximum amount of Cash-Secured Advances at any time outstanding.

“CD Rate” means a variable per annum rate of interest equal to the rate payable by Lender for a certificate of deposit having a 30 day maturity. The CD Rate shall change daily as and when the rate payable by Lender for a certificate of deposit having a 30 day maturity changes.

“Collateral” means all of each Borrower’s rights and interest in any and all personal property, whether now existing or hereafter acquired or created and wherever located, and all products and proceeds thereof and accessions thereto, including but not limited to the following: (a) all accounts (including health care insurance receivables), chattel paper (including tangible and electronic chattel paper), inventory (including all goods held for sale or lease or to be furnished under a contract for service, and including returns and repossessions), equipment (including all accessions and additions thereto), instruments (including promissory notes), investment property (including securities and securities entitlements), documents (including negotiable documents), deposit accounts, letter of credit rights, money, any commercial tort claim of such Borrower which is now or hereafter identified by Borrowers or Lender, general intangibles (including payment intangibles and software), goods (including fixtures) and all of such Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; (b) the Cash Collateral, and (c) any and all cash proceeds and/or noncash proceeds thereof, including without limitation, insurance proceeds, and all supporting obligations and the security therefore or for any right to payment.

“Collections” means all payments from or on behalf of an Account Debtor with respect to Receivables.

“Compliance Certificate” means a certificate in the form attached as Exhibit A to this Agreement by an Authorized Person that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.

“Credit Limit” means $7,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

“Current Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue, and treated as current under GAAP.

“Current Ratio” means (i) the aggregate of unrestricted cash and cash equivalents, including investment grade commercial paper, maintained on deposit at Lender (or subject to a control agreement in form and substance reasonably acceptable to Lender in its sole discretion) plus Eligible Receivables, divided by (ii) an amount equal to total current liabilities minus Current Deferred Revenue.

“Default” means any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default.

“Due Diligence Fee” means a payment of an annual fee equal to $1,000 due on March 20 of each year so long us any Advance is outstanding or available hereunder.

“Eligible Receivable” means a Receivable that satisfies all of the following:

(a)

The Receivable has been created by a Borrower in the ordinary course of such Borrower’s business and without any obligation on the part of such Borrower to render any further performance (other than warranty obligations in the ordinary course of business).

(b)

There are no conditions which must be satisfied before the applicable Borrower is entitled to receive payment of the Receivable, and the Receivable does not arise from COD sales, consignments or guaranteed sales.

(c)	The Account Debtor upon the Receivable does not claim any defense to payment of the Receivable, whether well founded or otherwise.

(d)

The Receivable is not the obligation of an Account Debtor who has asserted or may be reasonably be expected to assert any counterclaims or offsets against the applicable Borrower (including offsets for any “contra accounts” owed by such Borrower to the Account Debtor for goods purchased by such Borrower or for services performed for Borrower).

(e)

The Receivable represents a genuine obligation of the Account Debtor and to the extent any credit balances exist in favor of the Account Debtor, such credit balances shall be deducted in calculating the Receivable Amount.

(f)	The applicable Borrower has sent an invoice to the Account Debtor in the amount of the Receivable.

(g)

The applicable Borrower is not prohibited by the laws of the state where the Account Debtor is located from bringing an action in the courts of that state to enforce the Account Debtor’s obligation to pay the Receivable. The applicable Borrower has taken all appropriate actions to ensure access to the courts of the state where Account Debtor is located, including, where necessary; the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by such Borrower as a foreign corporation authorized to transact business in such state.

(h)

The Receivable is owned by the applicable Borrower free of any title defects or any liens or interests of others except the security interest in favor of Lender, and Lender has a perfected, first priority security interest in such Receivable.

(i)

The Account Debtor on the Receivable is not any of the following: (1) an employee, Affiliate, parent or subsidiary of the applicable Borrower, or an entity which has common officers or directors with such Borrower; (2) the U.S. government or any agency or department of the U.S. government unless the applicable Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 (41 U.S.C.§15) with respect to the Receivable, and the underlying contract expressly provides that neither the U.S. government nor any agency or department thereof shall have the right of set-off against such Borrower; (3) any person or entity located in a foreign country unless (A) the Receivable is supported by an irrevocable letter of credit issued by a bank acceptable to Lender, and (B) if requested by Lender, the original of such letter of credit and/or any usance drafts drawn under such letter of credit and accepted by the issuing or confirming bank have been delivered to Lender; or (4) an Account Debtor as to which 35% or more of the aggregate dollar amount of all outstanding Receivables owing from such Account Debtor have not been paid within 90 days from invoice date.

(j)

The Receivable is not in default (a Receivable will be considered in default if any of the following occur: (i) the Receivable is not paid within 90 days from its invoice date; (ii) the Account Debtor obligated upon the Receivable suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or (iii) any petition is filed by or against the Account Debtor obligated upon the Receivable under any bankruptcy law or any other law or laws for the relief of debtors).

(k)	The Receivable does not arise from the sale of goods which remain in the applicable Borrower’s possession or under such Borrower’s control.

(l)

The Receivable is not evidenced by a promissory note or chattel paper, nor is the Account Debtor obligated to the applicable Borrower under any other obligation which is evidenced by a promissory note.

(m)	The Receivable is not that portion of Receivables due from an Account Debtor which is in excess of 35% of the applicable Borrower's aggregate dollar amount of all outstanding Receivables.

(n)	The Receivable is otherwise acceptable to Lender.

"Eligible Receivable Amount" means at any time the sum of the Receivable Amounts of the Eligible Receivables.

“Event of Default” has the meaning set forth in Section 7.1.

“Facility Fee” means a payment of an annual fee equal to 0.75 percentage points of the Credit Limit due on March 20 of each year so long us any Advance is outstanding or available hereunder.

“Finance Charge” means for each Monthly Period an interest amount equal to the Finance Charge Percentage of the average daily Account Balance outstanding during such Monthly Period.

“Finance Charge Percentage” means, (a) with respect to all ABL Advances, a rate per year equal to the Prime Rate plus one quarter of one percentage point (0.25), plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing, and (b) with respect to all Cash-Secured Advances, a rate per year equal to the CD Rate plus two (2) percentage points, plus an additional 5.00 percentage points during any period that an Event of Default has occurred and is continuing.

"FX Sublimit" means $250,000.

“GAAP” means generally accepted accounting principles consistently applied and used consistently with prior practices.

“Lender” means Bridge Bank, National Association, and its successors and assigns.

"Letter of Credit" has the meaning set forth in Section 1.8.

“Letters of Credit Obligation" means, at any time, the sum of, without duplication, (i) the maximum amount available to be drawn on all outstanding Letters of Credit issued by Lender or by Lender’s Affiliate and (ii) the aggregate amount of all amounts drawn and unreimbursed with respect to Letters of Credit issued by the Lender or by Lender’s Affiliate.

“Letter of Credit Sublimit" means $250,000.

“Loan Documents” means this Agreement and all other agreements, instruments and documents executed in connection herewith.

“Maturity Date” means March 20, 2016 or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Minimum Monthly Interest” means for any Monthly Period the amount (if any) by which $4,000 exceeds the Finance Charge for that Monthly Period.

“Month End” means the last calendar day of each Monthly Period.

“Monthly Period” means each calendar month.

“Obligations” means all liabilities and obligations of Borrowers (or any of them) to Lender of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, fees, interest, expenses, professional fees and attorneys’ fees.

“Overadvance” means at any time an amount equal to the greater of (a) the amounts (if any) by which the total amount of the outstanding ABL Advances (including deemed ABL Advances with respect to the FX Sublimit and the Letter of Credit Sublimit and, only if any Cash Management Services are outstanding, the total amount of the Cash Management Sublimit) exceeds the lesser of the ABL Credit Limit or the Borrowing Base, or (b) the amounts (if any) by which the total amount of the outstanding deemed ABL Advances with respect to the FX Sublimit and the Letter of Credit Sublimit exceeds the Subfacility Maximum.

“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement or that is otherwise owed to the Lender.

(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.

(c)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $150,000 in total principal amount at any time outstanding.

(d)

Other indebtedness in an aggregate amount not to exceed $250,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause and Event of Default hereunder.

(e)

Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through (d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.

(f)	Subordinated Debt.

(g)	Unsecured Indebtedness to trade creditors in the ordinary course of business not more than 120 days past due, and accrued expenses incurred in the ordinary course of business.

“Permitted Liens” means the following but only with respect to property not consisting of Receivables:

(a)	Liens securing any of the indebtedness described in clauses (a) through (d) of the definition of Permitted Indebtedness.

(b)

Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender’s security interests.

(c)

Liens incurred in connection with the extension, renewal or refinancing of the indebtedness described in clause (e) of the definition of Permitted Indebtedness, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

(d)	Liens securing Subordinated Debt.

(e)

statutory Liens, such as inchoate mechanics’, inchoate materialmen’s, landlord’s, warehousemen’s, and carriers’ liens, and other similar liens, other than those described in clause (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto as required by GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture.

“Prime Rate” means the greater of 3.25% per year or the variable per annum rate of interest most recently announced by Lender as its "Prime Rate." Lender may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in Lender’s Prime Rate.

“Receivable Amount” means as to any Receivable, the Receivable Amount due from the Account Debtor after deducting all discounts, credits, offsets, payments or other deductions of any nature whatsoever, whether or not claimed by the Account Debtor.

“Receivables” means a Borrower’s rights to payment arising in the ordinary course of such Borrower’s business, including accounts, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, and bankers acceptances.

“Subfacility Maximum” means $500,000.

“Subordinated Debt” means indebtedness of Borrower that is expressly subordinated to the indebtedness of Borrower owed to Lender pursuant to a subordination agreement reasonably satisfactory in form and substance to Lender.

“Termination Fee” means a payment equal to 1% of the Credit Limit.

“UCC” means the California Uniform Commercial Code, as amended or supplemented from time to time.

12.2	Construction:

(a)

In this Agreement: (i) references to the plural include the singular and to the singular include the plural; (ii) references to any gender include any other gender; (iii) the terms “include” and “including” are not limiting; (iv) the term “or” has the inclusive meaning represented by the phrase “and/or,” (v) unless otherwise specified, section and subsection references are to this Agreement, and (vi) any reference to any statute, law, or regulation shall include all amendments thereto and revisions thereof.

(b)

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against either Borrowers or Lender, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each party hereto and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

(c)	Titles and section headings used in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

13.

Jury Trial Waiver. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

14.	JUDICIAL REFERENCE PROVISION.

14.1	In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

14.2

With the exception of the items specified in Section 14.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

14.3

The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

14.4

The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

14.5

The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

14.6

The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

14.7

Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

14.8

The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

14.9

If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

14.10

THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

15.

EXECUTION, EFFECTIVENESS, SURVIVAL. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other documents executed in connection herewith constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect until the Maturity Date and thereafter so long as any Obligations remain outstanding hereunder. Lender reserves the right to issue press releases, advertisements, and other promotional materials describing any successful outcome of services provided on Borrowers’ behalf. Each Borrower agrees that Lender shall have the right to identify such Borrower by name in those materials.

16.

Other Agreements. Any security agreements, liens and/or security interests securing payment of any obligations of Borrowers (or any of them) owing to Lender or its Affiliates also secure the Obligations, and are valid and subsisting and are not adversely affected by execution of this Agreement. An Event of Default under this Agreement constitutes a default under other outstanding agreements between Borrower and Lender or its Affiliates.

17.

REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any guarantor, or the transfer to Lender of any property should for any reason subsequently be asserted, or declared, to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the United States Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and reasonable attorneys' fees of Lender related thereto, the liability of Borrowers and such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

18.

PATRIOT ACT NOTIFICATION. Lender hereby notifies Borrowers that pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 ("Patriot Act"), Lender is required to obtain, verify and record information that identifies Borrowers, which information includes the names and addresses of Borrowers and other information that will allow Lender to identify Borrowers in accordance with the Patriot Act.

19.	JOINT AND SEVERAL LIABILITY; SINGLE LOAN ACCOUNT.

19.1

Joint and Several Liability. Each Borrower agrees that it is jointly and severally, directly and primarily liable to Lender for payment, performance and satisfaction in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrower. Lender may bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action. In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

19.2

Primary Obligation; Waiver of Marshaling. This Agreement and the Loan Documents to which Borrowers are a party are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement or the Loan Documents to which Borrowers are a party. Each Borrower agrees that its liability under this Agreement and the Loan Documents which Borrowers are a party shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies they may have against the other Borrowers, or the enforcement of any lien or realization upon any security Lender may at any time possess. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

19.3

Financial Condition of Borrowers. Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to Lender for information, each Borrower hereby waives any and all rights it may have to require Lender to disclose to such Borrower any information which Lender may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

19.4

Continuing Liability. The liability of each Borrower under this Agreement and the Loan Documents to which Borrowers are a party includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under this Agreement and Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under Section 2815 of the California Civil Code.

19.5	Additional Waivers. Each Borrower absolutely, unconditionally, knowingly, and expressly waives:

(a)

(1) notice of acceptance hereof; (2) notice of any Loans or other financial accommodations made or extended under this Agreement and the Loan Documents to which Borrowers are a party or the creation or existence of any Obligations; (3) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of Lender to ascertain the amount of the Obligations at any reasonable time; (4) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder; (5) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents to which Borrowers are a party; and (6) all other notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents to which Borrowers are a party) and demands to which such Borrower might otherwise be entitled.

(b)

its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Lender to institute suit against, or to exhaust any rights and remedies which Lender has or may have against, the other Borrowers or any third party, or against any collateral for the Obligations provided by the other Borrowers, or any third party. Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.

(c)

(1) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Lender; (2) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (3) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Lender's rights or remedies against the other Borrowers; the alteration by Lender of the Obligations; any discharge of the other Borrowers' obligations to Lender by operation of law as a result of Lender's intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Obligations; and (4) the benefit of any statute of limitations affecting such Borrower's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower's liability hereunder.

(d)

Each Borrower absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of California or any other jurisdiction; or (ii) any election by Lender under Section 1111(b) of the Bankruptcy Code to limit the amount of, or any collateral securing, its claim against Borrowers. Pursuant to California Civil Code Section 2856(b):

(i)

Each Borrower waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower's rights of subrogation and reimbursement against the other Borrowers by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

(ii)

Each Borrower waives all rights and defenses that such Borrower may have because the Obligations are secured by real property. This means, among other things: (1) Lender may collect from such Borrower without first foreclosing on any real or personal property collateral pledged by the other Borrowers; and (2) if Lender forecloses on any real property collateral pledged by the other Borrowers: (A) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) Lender may collect from such Borrower even if Lender, by foreclosing on the real property collateral, has destroyed any right such Borrower may have to collect from the other Borrowers. This is an unconditional and irrevocable waiver of any rights and defenses each Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(e)

Each Borrower hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (ii) any right to proceed against the other Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

(f)

WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, CALIFORNIA UNIFORM COMMERCIAL CODE SECTIONS 3116, 3118, 3119, 3419, 3605, 9504, 9505, AND 9507, AND CHAPTER 2 OF TITLE 14 OF PART 4 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

19.6

Settlements or Releases. Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Lender may, by action or inaction:

(a)

compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement and the Loan Documents, or any part thereof, with respect to the other Borrowers or any guarantor;

(b)	release the other Borrowers or any guarantor or grant other indulgences to the other Borrowers or any guarantor in respect thereof;

(c)	amend or modify in any manner and at any time (or from time to time) this Agreement or any of the Loan Documents; or

(d)

release or substitute any guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

19.7

No Election. Lender shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under this Agreement and the Loan Documents shall serve to diminish the liability of any Borrower under this Agreement and the Loan Documents to which Borrowers are a party except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

19.8

Indefeasible Payment. The Obligations shall not be considered indefeasibly paid unless and until all payments to Lender are no longer subject to any right on the part of any Person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to the Bankruptcy Code, or otherwise) of any Borrower's Assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations, Lender shall have no obligation whatsoever to transfer or assign its interest in this Agreement and the Loan Documents to any Borrower. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and any Borrower shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including attorneys' fees and attorneys' fees incurred in proceedings brought under the Bankruptcy Code) paid by Lender in connection therewith.

19.9

Single Loan Account. At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of the Loans and Borrowings, Lender has agreed, in lieu of maintaining separate loan accounts on Lender's books in the name of each of the Borrowers, that Lender may maintain a single loan account under the name of all of both Borrowers (the "Loan Account"). All Loans shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan Account shall be credited with all repayments of Obligations received by Lender, on behalf of Borrowers, from either Borrower pursuant to the terms of this Agreement.

19.10

Apportionment of Proceeds of Loans. Each Borrower expressly agrees and acknowledges that Lender shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) the Loans or any Borrowings, or (b) any of the expenses and other items charged to the Loan Account pursuant to this Agreement. The Loans and all such Borrowings and such expenses and other items shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Loan Account.

20.

NO NOVATION. Borrowers and Lender hereby agree that, effective upon the execution and delivery of this Agreement by each such party, the terms and provisions of the Prior Agreement shall be and hereby are amended, restated and superseded in their entirety by the terms and provisions of this Agreement. Nothing herein contained shall be construed as a substitution or novation of the obligations of Parent outstanding under the Prior Agreement or instruments securing the same, which obligations shall remain in full force and effect, except to the extent that the terms thereof are modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of Borrowers, or any guarantor from any of its obligations or liabilities under the Prior Agreement or any of the Loan Documents executed in connection therewith. Parent hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the effectiveness of this Agreement, all references in any such Loan Document to "the Business Finance Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Prior Agreement shall mean the Prior Agreement as amended and restated by this Agreement; and (ii) confirms and agrees that to the extent that the Prior Agreement or any Loan Document executed in connection therewith purports to collaterally assign or pledge to Lender a security interest in or Lien on, any Collateral as security for the Obligations from time to time existing in respect of the Prior Agreement, such pledge, collateral assignment or grant of the security interest or Lien is hereby ratified and confirmed in all respects as a collateral assignment, pledge or grant to Lender and shall remain effective as of the first date it became effective.

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21.

NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the day and year above written.

BORROWER:	LENDER:

SELECTICA, INC.,	BRIDGE BANK, NATIONAL ASSOCIATION
a Delaware corporation

By	By
Name: Todd A. Spartz Title: Chief Financial Officer	Name: Christopher Hill Title: Vice President

Address for Notices: Selectica, Inc. 2121 South El Camino Real, Suite 1000 San Mateo, California 94403 Fax: (408) 570-9705	Address for Notices: 55 Almaden Blvd. San Jose, CA 95113 Fax: (408) 423-8510

SELECTICA SOURCING INC.,
a Delaware corporation

By
Name: Todd A. Spartz Title: Chief Financial Officer

Address for Notices: Selectica Sourcing Inc. 2121 South El Camino Real, Suite 1000 San Mateo, California 94403 Fax: (408) 570-9705

SIGNATURE PAGE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

AMENDMENT NUMBER ONE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULTS

This AMENDMENT NUMBER ONE TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT AND WAIVER OF DEFAULTS (this “Amendment”), dated as of December 31, 2014, is entered into by and among Bridge Bank, National Association (“Lender”), on the one hand, and Selectica, Inc., a Delaware corporation (“Selectica”), and Selectica Sourcing Inc., a Delaware corporation (“Sourcing,” together with Selectica, each a “Borrower,” and collectively “Borrowers”) on the other hand, with reference to the following facts:

A.     Borrowers and Lender previously entered into that certain Amended and Restated Business Financing Agreement, dated as of July 25, 2014 (as amended, the “Agreement”);

B.     Borrowers are in default of the provision of the Agreement set forth in the table set forth on Schedule A attached hereto, as at the dates indicated in such Schedule (the “Existing Defaults”);

C.     Borrowers have requested that Lender (1) waive the Existing Defaults, (2) make certain amendments to the Agreement; and

D.     Lender has agreed with such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Amendments to Section 4.12. Section 4.12 is hereby amended and restated in its entirety as follows:

4.12	Maintain Borrowers' financial condition as follows in accordance with GAAP (except to the extent modified by the definitions herein):

An Asset Coverage Ratio shall not be less than 2.00 to 1.00, tested as of the end of each month, beginning with the month ended October 31, 2014.

EBITDA to not negatively deviate by more than 20% of the projections approved by Borrowers’ boards of directors with respect to the fiscal quarter ending December 31, 2014.

Amendments to Section 12.1.

The following defined term is hereby deleted in its entirety:

“Current Ratio”

The following new defined terms are hereby added to Section 12.1 of the Agreement in alphabetical order:

“Asset Coverage Ratio” means (i) the sum of (a) Borrowers’ unrestricted cash maintained on deposit at Lender (or subject to a control agreement in form and substance reasonably acceptable to Lender in its sole discretion) (excluding proceeds of Cash-Secured Advances) plus (b) Eligible Receivables (as reported on the most recent borrowing base certificate), divided by (ii) the Obligations (excluding Cash-Secured Advances).

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“EBITDA” means, with respect to the Borrowers on a consolidated basis, the sum of (a) net profit, plus (b) interest, plus (c) depreciation, plus (d) amortization, plus (d) stock compensation expense, each as defined in accordance with GAAP.

Amendment to Exhibit A. Exhibit A to the Agreement is hereby amended and restated in its entirety as set forth in Schedule B attached hereto.

Waiver of Existing Defaults. Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Defaults. This waiver of the Existing Defaults shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Borrowers to any other or further waiver in any similar or other circumstances.

Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment and the waiver of the Existing Defaults set forth in Section 5 above are subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

Lender shall have received this Amendment, duly executed by Borrowers;

Lender shall have received an amendment fee in the amount of $12,500, which fee shall be fully-earned and non-refundable;

After giving effect to this Amendment, no Event of Default or Default shall have occurred and be continuing; and

After giving effect to this Amendment, all of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

After giving effect to this Amendment, no Event of Default or Default is continuing;

After giving effect to this Amendment, all of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

No Other Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default (other than the Existing Defaults), whether or not known to Lender and whether or not existing on the date of this Amendment.

Release.

Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

SELECTICA, INC., a Delaware corporation By Name: Title:

SELECTICA SOURCING INC., a Delaware corporation By Name: Title:

BRIDGE BANK, NATIONAL ASSOCIATION By Name: Title:

Amendment Number One to Amended and Restated Business Financing Agreement and Waiver of Defaults

AMENDMENT NUMBER TWO TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT

This AMENDMENT NUMBER TWO TO AMENDED AND RESTATED BUSINESS FINANCING AGREEMENT (this “Amendment”), dated as of March 11, 2015, is entered into by and among Bridge Bank, National Association (“Lender”), on the one hand, and Selectica, Inc., a Delaware corporation (“Selectica”), and Selectica Sourcing Inc., a Delaware corporation (“Sourcing,” together with Selectica, each a “Borrower,” and collectively “Borrowers”) on the other hand, with reference to the following facts:

A.     Borrowers and Lender previously entered into that certain Amended and Restated Business Financing Agreement, dated as of July 25, 2014, as amended by that certain Amendment Number One to Amended and Restated Business Financing Agreement and Waiver of Defaults, dated as of December 31, 2014 (as so amended, the “Agreement”);

B.     Borrowers have requested that Lender (1) increase the ABL Credit Limit to $5,000,000, (2) provide an additional $1,900,000 non-formula sublimit under the ABL Credit Limit, and (3) make certain other amendments to the Agreement; and

C.     Lender has agreed with such requests, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

Defined Terms. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

Amendments to Section 12.1.

The following defined terms set forth in Section 12.1 of the Agreement are hereby amended and restated in their entirety as follows:

“ABL Credit Limit” means $5,000,000, which is intended to be the maximum amount of ABL Advances at any time outstanding.

"Borrowing Base" means at any time the result of (i) the Eligible Receivable Amount multiplied by the Advance Rate, plus (ii) the Non-Formula Sublimit, minus (iii) such reserves as Lender may deem proper and necessary from time to time.

“Credit Limit” means $9,000,000, which is intended to be the maximum amount of Advances at any time outstanding.

The following new defined term is hereby added to Section 12.1 of the Agreement in alphabetical order:

“Non-Formula Sublimit” means $1,900,000.

Conditions Precedent to Effectiveness of Amendment. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Lender:

Lender shall have received this Amendment, duly executed by Borrowers;

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Lender shall have received a guaranty duly executed by Lloyd Miller, III, an individual, in form and substance satisfactory to Lender in Lender’s sole and absolute discretion;

Lender shall have received a guaranty duly executed by Milfam II, L.P. (“Milfam”), and resolutions to guaranty duly executed by Milfam, each in form and substance satisfactory to Lender in Lender’s sole and absolute discretion;

No Event of Default or Default shall have occurred and be continuing; and

All of the representations and warranties set forth herein and in the Agreement shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement).

Representations and Warranties. In order to induce Lender to enter into this Amendment, each Borrower hereby represents and warrants to Lender that:

No Event of Default or Default is continuing;

All of the representations and warranties set forth in the Agreement and in the Agreement are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of the date of the Agreement); and

This Amendment has been duly executed and delivered by Borrowers, and the Agreement continues to constitute the legal, valid and binding agreements and obligations of Borrowers, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors’ rights generally.

Counterparts; Telefacsimile Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

Integration. The Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default , whether or not known to Lender and whether or not existing on the date of this Amendment.

Release.

Each Borrower hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Each Borrower certifies that it has read the following provisions of California Civil Code Section 1542:

2

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Borrower understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, each Borrower acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Agreement, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

Reaffirmation of the Agreement. The Agreement as amended hereby remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

SELECTICA, INC., a Delaware corporation By Name: Title:

SELECTICA SOURCING INC., a Delaware corporation By Name: Title:

Amendment Number Two to Amended and Restated Business Financing Agreement

BRIDGE BANK, NATIONAL ASSOCIATION By Name: Title:

Amendment Number Two to Amended and Restated Business Financing Agreement